                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                              Commission Only (as permitted by
[X] Definitive Proxy Statement                Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COVAD COMMUNICATIONS GROUP, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                          [LOGO OF COVAD APPEARS HERE]

                        COVAD COMMUNICATIONS GROUP, INC.
                               4250 Burton Drive
                         Santa Clara, California 95054

                                August 10, 2001

Dear Fellow Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Covad Communications Group, Inc. ("Covad"), to be held at the Sheraton San Jose Hotel, Milpitas, California on Thursday, September 20, 2001 at 2:00 p.m. local time. At the Annual Meeting, you will be asked to vote upon two proposals: the election of two Class II directors to serve until the third succeeding annual meeting and the ratification of Covad's independent auditors for the 2001 fiscal year.

   Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the meeting, as well as Covad's Annual Report to Stockholders for the year ended December 31, 2000. The Proxy Statement contains important information concerning the proposals up for vote at the Annual Meeting. We hope you will take the time to study it carefully.

   Your vote is very important, regardless of how many shares you own, and we hope you can attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, however, please complete, sign, date and return the Proxy Card in the postage-paid enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. However, if you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

                                          Sincerely,

                                          /s/ CHARLES E. HOFFMAN
                                          Charles E. Hoffman
                                          President, Chief Executive Officer
                                           and Director

                        COVAD COMMUNICATIONS GROUP, INC.
                               4250 Burton Drive
                         Santa Clara, California 95054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 2001

   NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Covad Communications Group, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 20, 2001, at 2:00 p.m. local time, at the Sheraton San Jose Hotel, Milpitas, California (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon:

     1. The election of two Class II directors to serve on the Company's Board of Directors for a term to expire at the third succeeding annual meeting (expected to be the 2004 annual meeting) and until their successors are elected and qualified.

     2. Ratification of independent auditors, Ernst & Young LLP, for the 2001 fiscal year.

     3. Such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

   Only stockholders of record of the Company's Common Stock at the close of business on August 3, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

   TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS.

                                          /s/ DHRUV KHANNA

                                          Dhruv Khanna
                                          Executive Vice President, Human
                                          Resources General Counsel and
                                          Secretary

Santa Clara, California
August 10, 2001

                                IMPORTANT NOTICE
                        Please Vote Your Shares Promptly

                        COVAD COMMUNICATIONS GROUP, INC.
                               4250 Burton Drive
                         Santa Clara, California 95054

          PROXY STATEMENT RELATING TO ANNUAL MEETING OF STOCKHOLDERS:
                         TO BE HELD SEPTEMBER 20, 2001

   This Proxy Statement is being furnished to the stockholders of Covad Communications Group, Inc., a Delaware corporation ("Covad" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of the Company's Stockholders to be held on Thursday, September 20, 2001, at 2:00 p.m. local time, at the Sheraton San Jose Hotel, Milpitas, California, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, holders of the Company's Common Stock, $0.001 par value ("Common Stock"), will be asked to vote upon:
(i) the election of two Class II directors to serve for a term to expire at the third succeeding annual meeting (expected to be in 2004); (ii) the ratification of the Company's independent auditors for the 2001 fiscal year; and (iii) any other business that properly comes before the Annual Meeting.

   This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company's stockholders on or about August 13, 2001. The address of the principal executive offices of the Company is 4250 Burton Drive, Santa Clara, California 95054.

                           VOTING RIGHTS AND PROXIES

Record Date; Outstanding Shares; Quorum

   Only holders of record of Common Stock at the close of business on August 3, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 180,541,065 shares of Common Stock outstanding and entitled to vote, held of record by 1,042 stockholders.

   Pursuant to the Company's Bylaws, a majority of the outstanding shares of Common Stock, or 90,270,533 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each of the Company's stockholders is entitled to one vote for each share of Common Stock held as of the Record Date.

Voting of Proxies; Revocation of Proxies; Votes Required

   Stockholders are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed postage paid envelope. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated thereon. Executed but unmarked proxies will be voted FOR each director nominee listed on the Proxy Card and FOR the ratification of the Company's independent auditors for the 2001 fiscal year. The Company's Board of Directors does not know of, and does not presently intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. Since the Company did not receive notice of any other matter to come before the Annual Meeting, as to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for election of directors and/or for any other proposal), the Proxy Card will confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion.

   Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, 4250 Burton Drive, Santa Clara, California 95054, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

   Director elections are determined by a plurality of shares of Common Stock represented in person or by proxy and voting at the Annual Meeting. The approval of the proposal to ratify the Company's independent auditors for the 2001 fiscal year requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting.

Abstentions; Broker Non-Votes

   If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be represented at the meeting for purposes of calculating the votes cast with respect to such matter. Thus, while abstentions and broker non-votes will have no effect on the outcome of the election of directors, abstentions will have the same effect as negative votes on the proposal to ratify the independent auditors. Broker non-votes will have no effect on the vote on the proposal to ratify the independent auditors.

Solicitation of Proxies and Expenses

   The Company will bear the cost of the solicitation of proxies from its stockholders in the enclosed form. The directors, officers and employees of the Company may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

                             ELECTION OF DIRECTORS
                         (Item No. 1 on the Proxy Card)

   The Board of Directors of the Company currently consists of eight directors. The Company's Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide for a classified board of directors, divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a term to expire at the third succeeding annual meeting, i.e., essentially a three-year term. The individuals so elected will serve until their successors are elected and qualified. This year the terms of the Company's Class II directors, currently consisting of Mr. Frank J. Marshall and Ms. Hellene S. Runtagh will expire at the Annual Meeting.

   At the Annual Meeting, holders of Common Stock will be asked to vote on the election of two directors as Class II directors, who shall serve until the Company's 2004 annual meeting. The Board of Directors has nominated Mr. Frank
J. Marshall and Ms. Hellene S. Runtagh for the Class II directors for a three-year term that is expected to expire at Covad's annual meeting in 2004 ("Board's Nominees"). You can find the principal occupation and other information about the Board's Nominees, as well as other Board members, below.

   Of the continuing directors, (i) three of the directors are Class I directors, who shall serve until the Company's 2003 annual meeting and (ii) three of the directors are Class III directors, who shall serve until the Company's 2002 annual meeting.

   The election of Class II directors will be determined by the two nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board's Nominees in the manner described on the proxy, each proxy received will be voted for the election of each of the Board's Nominees. Although it is not contemplated that any Board Nominee will decline or be unable to serve as a director, in the event any Board Nominee declines or is unable to serve as a director, the proxies in favor of such Board Nominee will be voted by the proxy holders as directed by the Board of Directors.

   There are no family relationships between any director, Board Nominee or executive officer and any other director, Board Nominee or executive officer of the Company. Except as described below, there are no arrangements or understandings between any director, Board Nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company. See "--Information Regarding the Directors of the Company."

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MR. FRANK J. MARSHALL AND MS. HELLENE S. RUNTAGH AS CLASS II DIRECTORS.

Information Regarding the Nominees and Directors of the Company

   The following table lists the nominees and current members of the Board of Directors by class and provides their ages as of August 1, 2001, and current positions with the Company. Biographical information for each nominee and/or director is provided below.

                        Nominees for Class II Directors

           Name             Age                    Position
           ----             ---                    --------
Class II Directors (whose
 terms will expire (if
 elected) at the 2004
 annual meeting):
Hellene S. Runtagh(a)(b)..   52 Director
Frank J. Marshall.........   54 Vice Chairman of the Board of Directors

                              Continuing Directors

           Name             Age                    Position
           ----             ---                    --------
Class I Directors (whose
 terms expire at the
 2003 annual meeting):
Daniel Lynch(a)...........   59 Director
Rich Shapero(b)(c)........   52 Director
Larry Irving(c)...........   44 Director

Class III Directors (whose
 terms expire at the
 2002 annual meeting):
Robert Hawk(a)............   61 Director
Charles McMinn............   49 Chairman of the Board of Directors
Charles E. Hoffman(d).....   52 President, Chief Executive Officer and Director

--------
(a) Member of the Audit Committee
(b) Member of the Compensation Committee
(c) Member of the Pricing Committee
(d) Member of the Management Compensation Committee

                                  Biographies

                        Nominees for Class II Directors

   Frank J. Marshall has served as a member of the Company's Board of Directors since October 1997 and served as the Company's Interim Chief Executive Officer from November 2000 until June 2001. Mr. Marshall currently serves on the board of directors of PMC-Sierra, Inc., Vina Technologies and several private companies. Mr. Marshall also serves on the technical advisory board of several high technology private companies. He is a member of the InterWest Partners Advisory Committee. From 1992 to 1997, Mr. Marshall served as Vice President of Engineering and Vice President and General Manager, Core Business Unit of Cisco Systems, Inc. From 1982 to 1992, he served as Senior Vice President, Engineering at Convex Computer Corporation.

   Hellene S. Runtagh has served as a member of the Company's Board of Directors since November 1999. Ms. Runtagh is currently President and Chief Executive Officer of Berwind Group, a diverse product company with global operations in pharmaceutical services, life science automation, security systems, industrial manufacturing, real estate and natural resources. Prior to joining Berwind Group in 2001, Ms. Runtagh was with Universal Studios where she last served as Executive Vice President responsible for the Studio, Consumer Product; Interactive Games, Information Technology, Online Operations and Spencer Gifts retail operations. Prior to Universal Studios, Ms. Runtagh spent 25 years at General Electric, where she served as President and Chief Executive Officer of GE Information Services from 1989 to 1996.

                              Continuing Directors

   Charles McMinn is a founder of the Company and has been the Chairman of the Board of Directors since November 2000. Mr. McMinn previously served as the Company's Chairman of the Board of Directors from July 1998 to September 1999. He served as the Company's President, Chief Executive Officer and as a member of its Board of Directors from October 1996 to July 1998. Mr. McMinn has over 20 years of experience in creating, financing, operating and advising high technology companies. From November of 1999 to October 2000, Mr. McMinn served as Chief Executive Officer and founder of Certive Corporation and he is still a member of Certive's board of directors. From July 1995 to October 1996, and from August 1993 to June 1994, Mr. McMinn managed his own consulting firm, Cefac Consulting, which focused on strategic development for information technology and communications businesses. From June 1994 to November 1995, he served as Principal, Strategy Discipline, at Gemini Consulting. From August 1992 to June 1993, he served as President and Chief Executive Officer of Visioneer Communications, Inc. and from October 1985 to June 1992 was a general partner at InterWest Partners, a venture capital firm. Mr. McMinn began his Silicon Valley career as the product manager for the 8086 microprocessor at Intel.

   Robert Hawk has served as a member of the Company's Board of Directors since April 1998. Mr. Hawk is President of Hawk Communications and recently retired as President and Chief Executive Officer of U S WEST Multimedia Communications, a regional telecommunications service provider, where he headed the cable, data and telephony communications business from May 1996 to April 1997. He was president of the Carrier Division of U S West Communications, Inc., from September 1990 to May 1996. Prior to that time, Mr. Hawk was Vice President of Marketing and Strategic Planning for CXC Corporation. Prior to joining
CXC Corporation, Mr. Hawk was director of Advanced Systems Development for AT&T/American Bell. He currently serves on the board of Centillium Communications, Inc. and several privately held companies.

   Daniel Lynch has served as a member of the Company's Board of Directors since July 1997. Mr. Lynch is also a founder of CyberCash, Inc. and has served on its board of directors since August 1994. From December 1990 to December 1995, he served as chairman of the board of directors of Softbank Forums, a provider of education and conference services for the information technology industry. Mr. Lynch founded Interop Company in 1986, which is now a division of Key3media. Mr. Lynch is a member of the Association for Computing Machinery and the Internet Society. He is also a member of the Board of Trustees of the

Santa Fe Institute and the Bionomics Institute. He previously served as Director of the Information Processing Division for the Information Sciences Institute in Marina del Rey, where he led the Arpanet team that made the transition from the original NCP protocols to the current TCP/IP based protocols. He has served as a member of the board of directors of Exodus Communications since January 1998. Mr. Lynch previously served as a member of the board of directors at UUNET Technologies, Inc., from April 1994 until August 1996.

   Rich Shapero has served as a member of the Company's Board of Directors since July 1997. Mr. Shapero has been a general partner of Crosspoint Venture Partners, L.P., a venture capital investment firm, since April 1993. From January 1991 to June 1992, he served as Chief Operating Officer of Shiva Corporation, a computer network company. Previously, he was a Vice President of Sun Microsystems, Inc., Senior Director of Marketing at AST Research, Inc., and held marketing and sales positions at Informatics General Corporation and UNIVAC's Communications Division. Mr. Shapero also serves as a member of the board of directors of several privately held companies.

   Larry Irving has served as a member of the Company's Board of Directors since April 2000. Mr. Irving is the President and CEO of UrbanMagic.com, an Internet portal for the African American community scheduled to be launched later this year. Prior to joining UrbanMagic.com, Mr. Irving served for almost seven years as Assistant Secretary of Commerce for Communications and Information, where he was a principal advisor to the President, Vice President and Secretary of Commerce on domestic and international communications and information policy issues, including the development of policies related to the Internet and Electronic Commerce. He was a point person in the Administration's successful efforts to reform the United States' telecommunications law, which resulted in the passage of the Telecommunications Act of 1996. Mr. Irving is widely credited with popularizing the term "Digital Divide" and was the principal author of the landmark Federal survey, Falling Through The Net, which tracked access to telecommunications and information technologies, including computers and the Internet, across racial, economic, and geographic lines. In recognition of his work to promote policies and develop programs to ensure equitable access to advanced telecommunication and information technologies, Irving was named one of the fifty most influential persons in the "Year of the Internet" by Newsweek Magazine. Prior to joining the Clinton-Gore Administration, Mr. Irving served ten years on Capitol Hill, most recently as Senior Counsel to the U.S. House of Representatives Subcommittee on Telecommunications and Finance. He also served as Legislative Director, Counsel and Chief of Staff (acting) to the late Congressman Mickey Leland (D-Texas). During the previous three years, Mr. Irving was associated with the Washington, D.C. law firm of Hogan & Hartson, specializing in communications law, antitrust law and commercial litigation. Mr. Irving is also a member of the board of directors of WorldGate Communications, Inc.

   Charles Hoffman has served as a member of the Company's Board of Directors since June 2001 at which time he also joined the Company as President and Chief Executive Officer. From 1998 until the time he joined the Company, he served as President, CEO and director of Rogers Wireless Communications Inc., Canada's largest wireless communications services provider. From 1996 to 1998, Mr. Hoffman was President of the Northeast region for Sprint PCS, where he helped build the nationwide wireless carrier, which was a start-up company owned by Sprint, TCI, Comcast, and Cox Communications. From 1980 to 1996, he was at Southwestern Bell Corporation in various senior positions, including regional manager, general manager, and vice president and general manager. Mr. Hoffman is currently on the Board of Directors for Wysdom Inc., the Cellular Telecommunications Internet Association, the Canadian Wireless Telecommunications Association and Cibernet, Inc.

Board Meetings and Committees

   The Board of Directors of the Company had twelve formal meetings in 2000 and acted once by unanimous written consent. During 2000, each incumbent director of the Company attended at least 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) the total number of meetings of the committees on which he or she served (during the periods that he or she served).

   In April 1998, the Board of Directors established an Audit Committee and a Compensation Committee. The Audit Committee currently consists of three of the Company's outside directors, Messrs. Lynch and Hawk and Ms. Runtagh. The Audit Committee's primary responsibilities include:

  . recommending to the Board of Directors each year the independent public accounting firm to be engaged to audit the Company's financial statements and meeting with the independent auditors to review the plan and scope for each such audit;

  . confirming that the Company's auditors are independent of the Company, evaluating the performance of the Company's independent auditors and making appropriate recommendations to the Board of Directors; and

  . reviewing and discussing with the Company's independent auditors and management the Company's audited financial statements.

The Audit Committee met once during the 2000 fiscal year and did not act by unanimous written consent. In addition, members of the Audit Committee met with the Company's auditors on a quarterly basis.

   The Compensation Committee currently consists of two of the Company's outside directors, Mr. Shapero and Ms. Runtagh. The primary responsibilities of the Compensation Committee include:

  . reviewing and determining the compensation policy for the Company's executive officers and directors, and other employees as directed by the Board of Directors;

  . reviewing and determining all forms of compensation to be provided to the Company's executive officers; and

  . reviewing and making recommendations to the Company's Board of Directors regarding general compensation goals and guidelines for the Company's employees and the criteria by which bonuses to the Company's employees are determined.

The Compensation Committee did not meet during the 2000 fiscal year and acted by unanimous written consent on eleven occasions.

   The Company also has a Pricing Committee and Management Compensation Committee. The Pricing Committee currently consists of one outside director, Mr. Irving, and three inside directors, Messrs. McMinn, Marshall and Hoffman. The function of the Pricing Committee is to set the price for the sale of the Company's Common Stock to third-parties as well as other special projects. The function of the Management Compensation Committee, which consists solely of one inside director, Mr. Hoffman, is to review and determine the compensation policy for employees other than the Company's executive officers and directors and to review and determine all forms of compensation for such employees.

   Except for grants of stock options subject to vesting and restricted stock subject to repurchase, directors of the Company generally do not receive compensation for services provided as a director or committee member. However, newly installed directors receive a stock option grant to purchase 60,000 shares of Common Stock which vests over four years with a per share price equal to the closing price of our stock on the grant date. In general, the Company does not pay additional amounts for committee participation or special assignments of the Board of Directors, except for reimbursement of expenses in attending Board and committee meetings.

   In connection with the services that Messrs. McMinn and Marshall provided following the departure of Robert Knowling, Jr., our former Chief Executive Officer, President and Chairman of the Board, they each received a one-time stock option grant to purchase 200,000 shares of Common Stock at the closing price of our stock on the April 17, 2001 grant date, which was $1.30. One-half of these shares vested immediately, and the remaining one-half vest in equal installments during the six-months following their grant date.

Audit Committee Report

   The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. A copy of this charter is attached as an appendix to this Proxy Statement.

   Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to assist the Board in monitoring and overseeing these processes.

   In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

   The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

   Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee,

                                          Daniel Lynch
                                          Robert Hawk
                                          Hellene Runtagh

August 7, 2001

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Mr. Shapero is affiliated with Crosspoint Venture Partners L.P., which was a party along with the Company to a Series C Preferred Stock and Warrant Subscription Agreement dated February 23, 1998. See "--Certain Relationships and Related Transactions." Mr. McMinn is a member of the Board of Directors of DishnetDSL, a DSL provider in India, and Certive Corporation. We are a minority investor in both of these companies.

Executive Officers

   The current executive officers of the Company, and their respective ages as of August 1, 2001, are as follows:

          Name           Age                            Position
          ----           ---                            --------
Charles E. Hoffman...... 52  President, Chief Executive Officer and Director
Catherine Hemmer........ 42  Executive Vice President and Chief Operating Officer
Anjali Joshi............ 40  Executive Vice President, Engineering
Dhruv Khanna............ 41  Executive Vice President, Human Resources, General Counsel and
                             Secretary
Terry Moya.............. 43  Executive Vice President, External Affairs and Corporate
                             Development
John McDevitt........... 48  Executive Vice President, Sales and Marketing
Chuck Haas.............. 41  Executive Vice President and General Manager, Covad Integrated
                             Services

   Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "--Executive Compensation." Biographical information for Mr. Hoffman is provided above. See "--Information Regarding Directors of the Company."

   Catherine Hemmer joined the Company in August 1998. She served as the Company's Vice President, Operations until February 1999 and served as the Company's President, Network Services from February 1999 to September 1999, and currently serves as the Company's Executive Vice President and Chief Operating Officer. From 1996 to August 1998, she was Vice President, Network Reliability and Operations at U S WEST Communications, Inc. From 1995 to 1996, she served as General Manager, Network Provisioning at Ameritech Services, Inc., a telecommunications company. From 1987 to 1995, she served in various capacities, including Vice President, Network Services, at MFS Telecom, Inc. From 1981 to 1987, she served in various management roles at MCI Communications Inc. (now MCI Worldcom, Inc.), providing management information systems support for the network operations organization.

   Anjali Joshi joined the Company in 1998 and has served as the Company's Executive Vice President, Engineering since May 2001. She previously served as the Company's Vice President, Network Engineering and Director, Network Engineering. From 1994 to 1998, she served as a Technical Program Manager, ATM/IP Network Implementation and Service Development for AT&T Interspan High Speed Services. From 1990 to 1994, she was a Signaling Network Technology/Architecture Planner for AT&T Bell Laboratories.

   Dhruv Khanna is one of the Company's founders. He served as the Company's Vice President, General Counsel and Secretary from October 1996 until February 1999 and has served as the Company's Executive Vice President, General Counsel and Secretary since that date and Executive Vice President, Human Resources, since May 2001. He was an in-house counsel for Intel Corporation's communications products division and its Senior Telecommunications Attorney between 1993 and 1996. Between 1987 and 1993, Mr. Khanna was an associate at Morrison & Foerster, LLP, where his clients included Teleport Communications Group (now AT&T Corp.), McCaw Cellular Communications, Inc. (now AT&T Wireless), and Southern Pacific Telecom (now Qwest Communications International, Inc.). Mr. Khanna has extensive experience with regulatory matters, litigation and business transactions involving the RBOCs and other telecommunications companies. While at Intel, he helped shape the computer industry's positions on the Telecommunications Act of 1996 and the FCC's rules implementing the 1996 Act.

   Terry Moya joined the Company in July 1999 as the Company's Executive Vice President, External Affairs. In January 2001, he also started to serve as the Company's Executive Vice President for Corporate Development. Prior to joining the Company, from January 1999 to July 1999, Terry served as Vice President, Capital Management, Network/Operations and Technologies at U S WEST Communications, Inc. From August 1998 to January 1999, Terry served as Vice President, Operations for U S WEST Communications, Inc. From

February 1997 to August 1998, Terry served as Vice President, Construction, Operations and Technologies and led the outside plant construction contracting organization for U S WEST Communications, Inc. From August 1992 to February 1997, Terry spent time in over a half dozen foreign countries establishing and improving several different lines of business for U S WEST Communications, Inc. These countries include Poland, Russia, the Czech Republic, Hungary, Brazil and the United Kingdom. Prior to August 1992, Terry was at KPMG Peat Marwick, LLP in New Orleans.

   John McDevitt has served as the Company's Executive Vice President, Sales and Marketing since July 2000. Prior to joining the Company, he was Vice President of Sales and Marketing for Danly IEM from 1998 to June 2000. From 1996 to 1998, Mr. McDevitt served as Business Director with Praxair, Inc. Between 1978 and 1996, Mr. McDevitt was with Liquid Carbonic Corporation, where he served as Vice President of Sales and Marketing, General Manager and as a National and Regional Manager.

   Charles Haas is a founder of the Company and has been serving as the Company's Executive Vice President and General Manager of Covad Integrated Services since December 2000. He served as the Company's Vice President, Sales and Marketing from May 1997 until November 1998 and has served in various other roles. Mr. Haas has over fourteen years of sales and business development experience with Intel where he held various positions from July 1982 to April 1997. At Intel Mr. Haas served as manager of corporate business development, focusing on opportunities in the broadband computer communications area, and played a principal in the development of the Company's Residential Broadband strategy for telephone and satellite companies (DSL, Fiber-to-the-Curb and satellite modems).

Executive Compensation

   The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer or was one of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers") during the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term Compensation
                                                          Annual       -----------------------------
                                                       Compensation    Restricted      Securities
                                            Fiscal -------------------   Stock         Underlying      All Other
   Name and principal position               Year   Salary      Bonus   Awards($)     Options/SARs(#) Compensation
   ---------------------------              ------ --------    ------- ----------    ---------------  ------------
Frank J. Marshall(25)....................   2000   $      1         --        --            60,000            --
 Former Interim Chief Executive Officer
 and Director

Robert E. Knowling, Jr.(1)...............   2000   $500,000    $250,000       --           450,000(11)   $250,810(12)
 Former Chairman, Board of Directors,       1999   $399,996    $500,000       --               --        $875,420(13)
 President and Chief Executive Officer      1998   $180,768(3) $250,000       --         4,725,000       $750,343(14)

Robert Davenport, III(24)................   2000   $303,846         --        --           152,500       $150,360(15)
 Former President, Covad Communications     1999   $183,077(4) $ 91,667       --           450,001       $    171(16)
 International B.V.                         1998        --          --        --               --             --

Catherine Hemmer.........................   2000   $334,615         --        --           175,000       $ 87,860(17)
 Executive Vice President, Chief            1999   $180,769    $109,500  $882,500(9)           --        $ 87,740(18)
 Operating Officer                          1998   $ 58,359(5) $ 56,000       --           437,713       $ 84,363(19)

Terry Moya...............................   2000   $209,615    $ 88,919       --           227,501       $    240(16)
 Executive Vice President, External         1999   $ 70,673(6) $ 36,458  $526,200(10)      240,000       $ 40,065(20)
 Affairs and Corporate Development          1998        --          --        --               --             --

Dhruv Khanna.............................   2000   $263,462         --        --            52,501       $    270(16)
 Executive Vice President, Human            1999   $176,923    $ 85,000       --               --        $    180(16)
 Resources, General Counsel and Secretary   1998   $147,835    $ 80,000       --               --        $    145(16)

Joseph Devich............................   2000   $265,385(7)      --        --            75,000       $300,210(21)
 Former Executive Vice President,           1999   $167,308    $101,250  $882,500(9)           --        $ 50,210(22)
 Corporate Services(2)                      1998   $ 52,981(8) $ 20,137       --           380,622       $ 76,961(23)

--------
(1) On November 1, 2000, the Company announced the resignation of Mr. Knowling. Mr. Knowling received compensation provided per his employment agreement.
(2)  Mr. Devich resigned from the Company in December 2000.
(3) Pro rated based on an annual salary of $400,000 from hiring date of July 8, 1998.
(4) Pro rated based on an annual salary of $200,000 from hiring date of January 20, 1999
(5) Pro rated based on an annual salary of $160,000 from hiring date of August 10, 1998.
(6) Pro rated based on an annual salary of $175,000 from hiring date of July 26, 1999.
(7)  Pro rated based on an annual salary of $300,000 through December 2000.
(8) Pro rated based on an annual salary of $150,000 from hiring date of August 13, 1998.
(9) This value is based upon the closing price of $29.416 for 30,000 shares granted on November 3, 1999 to Ms. Hemmer and Mr. Devich. Twenty-five percent of these shares vest on the four consecutive anniversaries of the grant date. As of December 29, 2000, twenty-five percent of these shares were vested and each grant was valued at $49,686 based on a closing price of $1.6562.
(10) This value is based upon the closing price of $35.083 for 15,000 shares granted on July 26, 1999 to Mr. Moya. Twenty-five percent of these shares vest on the four consecutive anniversaries of the grant date. As of December 29, 2000, twenty-five percent of these shares were vested and valued at $24,843 based on a closing price of $1.6562.
(11) Includes 450,000 options to purchase common stock, all of which were granted in February 2000 and voluntarily rescinded in September 2000.

(12) Includes the outstanding balance of $250,000 on a note that was forgiven in connection with Mr. Knowling's resignation and premium payments for Mr. Knowling's term life insurance.
(13) Includes $750,000 for the final installment of Mr. Knowling's sign-on bonus as well as $420 for term life insurance premium, plus scheduled loan forgiveness of $125,000 on a $500,000 note which was secured by Mr. Knowling's residence.
(14) Includes $750,000 for the first installment of Mr. Knowling's sign-on bonus as well as $343 for term life insurance premium.
(15) Includes scheduled loan forgiveness of $150,000 on a $600,000 note that was secured by Mr. Davenport's residence as well as premium payments for Mr. Davenport's term life insurance.
(16) The dollar amount represents premium payments the Company made for these executives' term life insurance policy.
(17) Includes scheduled loan forgiveness of $87,500 on a $350,000 note that was secured by Ms. Hemmer's residence as well as premium payments for Ms. Hemmer's term life insurance.
(18) Includes scheduled loan forgiveness of $87,500 on a $350,000 note that was secured by Ms. Hemmer's residence as well as premium payments for Ms. Hemmer's term life insurance.
(19) Includes a payment of $84,275 as a sign-on bonus as well as $88 for term life insurance premium.
(20) Includes a payment of $40,000 as a sign-on bonus as well as $65 for term life insurance premium.
(21) Includes a $150,000 severance payment, scheduled loan forgiveness of $50,000 as well as forgiveness of the outstanding balance of $100,000 in connection with Mr. Devich's resignation on a $200,000 note which was secured by Mr. Devich's residence and $210 for Mr. Devich's term life insurance premium.
(22) Includes scheduled loan forgiveness of $50,000 on a $200,000 note that was secured by Mr. Devich's residence as well as premium payments for Mr. Devich's term life insurance.
(23) Includes a payment of $76,883 as a sign-on bonus as well as $78 for term life insurance premium.
(24) Mr. Davenport resigned from the Company in May 2001. Mr. Davenport's duties will be assumed by Terry Moya, Executive Vice President, External Affairs and Corporate Development.
(25) On June 5, 2001, we announced the appointment of Charles E. Hoffman as President and Chief Executive Officer, replacing our Interim Chief Executive Officer, Frank J. Marshall, who will continue as a member of our Board of Directors.

   Option / SAR Grants In Last Fiscal Year

   The following table sets forth information regarding stock options granted to Named Executive Officers during the fiscal year ended December 31, 2000.

                                 Individual Grants
                            ---------------------------
                                           Percent of                       Potential Realizable Value at
                              Number of   Total Options                        Assumed Annual Rates of
                             Securities    Granted to   Exercise            Stock Price Appreciation for
                             Underlying   Employees in   Price                    Option Term($)(3)
                               Options       Fiscal       Per    Expiration -----------------------------
           Name             Granted(#)(1)  2000(%)(2)    Share      Date          5%            10%
           ----             ------------- ------------- -------- ---------- -------------- --------------
Frank J. Marshall (7).....      60,000       0.4371%    $56.625    2/15/08  $    1,622,155 $    3,885,343
Robert Davenport, III(6)..      52,500       0.3825%    $ 56.63    2/15/08  $    1,419,511 $    3,399,975
                               100,000       0.7285%    $ 15.69    8/11/08  $      749,128 $    1,794,291
Catherine Hemmer..........      75,000       0.5264%    $ 56.63    2/15/08  $    2,027,873 $    4,857,108
                               100,000       0.7285%    $  1.59   12/08/08  $       76,097 $      182,265
Dhruv Khanna..............      52,501       0.3825%    $ 56.63    2/15/08  $    1,419,538 $    3,400,040
Terry Moya................      52,501       0.3825%    $ 56.63    2/15/08  $    1,419,538 $    3,400,040
                               100,000       0.6746%    $ 15.94    9/05/08  $      761,064 $    1,822,881
                                75,000       0.5059%    $ 1.594   12/08/08  $       57,073 $      136,699
Joseph Devich(4)..........      75,000       0.5264%    $ 56.63    1/03/01  $    2,027,873 $    4,857,108
Robert E. Knowling,
 Jr.(5)...................     450,000       3.2783%    $ 56.63   02/15/08  $   12,167,236 $   29,142,645

--------
(1) The material terms of the option grants are as follows: (i) the options consist of qualified and nonqualified stock options; (ii) all have an exercise price equal to the fair market value on the date of grant; (iii) grants generally have an 8-year term and become exercisable over a four-year period (for example, grants of initial stock options to new employees typically vest at a rate of 12.5% of the option shares on the six-month anniversary of the grant date with the remainder vesting in 42 equal monthly installments); (iv) the options are not transferable and (v) all options are otherwise subject to the terms and provisions of the Company's 1997 Stock Plan. See "--1997 Stock Plan."
(2) Based on options covering an aggregate of 14,824,509 shares the Company granted during 2000 pursuant to the Company's 1997 Stock Plan.
(3) These amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The potential realizable values are calculated by assuming that the Company's common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the granted options. The assumed 5% and 10% rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock price growth.
(4) Mr. Devich resigned from the Company in December 2000.
(5) Mr. Knowling resigned from the Company in October 2000. This table includes 450,000 options to purchase common stock which were granted in February 2000 and voluntarily rescinded in September 2000.
(6) Mr. Davenport resigned from the Company in May 2001.
(7) On June 5, 2001, we announced the appointment of Charles E. Hoffman as President and Chief Executive Officer, replacing our Interim Chief Executive Officer, Frank J. Marshall, who will continue as a member of our Board of Directors.

   Aggregated Option / SAR Exercises In Last Fiscal Year And Year-End Option / SAR Values

   The following table sets forth information with respect to the exercise of stock options during the year ended December 31, 2000 and the number and year-end value of shares of the Company's common stock underlying the unexercised options held by the Named Executive Officers. None of the Named Executive Officers exercised or held stock appreciation rights during the year ended December 31, 2000.

                              Options Exercised        Number Of Securities
                                 During 2000          Underlying Unexercised      Value Of Unexercised
                          --------------------------        Options At           In-The-Money Options At
                            Shares                       December 31, 2000       December 31, 2000($)(2)
                          Acquired On     Value      ------------------------- ---------------------------
          Name            Exercise(#) Realized($)(1) Exercisable Unexercisable  Exercisable  Unexercisable
          ----            ----------- -------------- ----------- ------------- ------------- -------------
Robert E. Knowling,
 Jr.(3).................    318,913   $11,704,610.12  2,338,275         --     $2,833,521.65      --
Robert Davenport,
 III(3).................     52,500   $ 2,988,519.15    182,394     367,608              --       --
Catherine Hemmer........        --               --     200,956     324,258              --       --
Frank J. Marshall(4)....        --               --      62,373      68,127    $   56,915.00      --
Dhruv Khanna............        --               --      10,937      41,564              --       --
Terry Moya..............      3,750   $    68,553.01     93,933     296,568              --       --
Joseph Devich(3)........     78,375   $ 2,094,213.39     46,744     237,244              --       --

--------
(1) Value represents the fair market value at exercise minus the exercise price.
(2) Value represents the difference between the exercise price and the market value (i.e., closing price) of common stock of $1.656 on December 29, 2000. An option is "in-the-money" if the market value of the common stock exceeds the exercise price.
(3) Messrs. Knowling, Davenport and Devich resigned from the Company in October 2000, May 2001 and October 2000, respectively.
(4) On June 5, 2001, we announced the appointment of Charles E. Hoffman as President and Chief Executive Officer, replacing our Intrim Chief Executive Officer, Frank J. Marshall, who will continue as a member of our Board of Directors.

   Employment Agreements And Change In Control Arrangements

   Five of the Company's executive officers have entered into severance agreements with the Company under which the benefits would be triggered by a change of control. In general, a change of control for the purposes of these agreements is defined as either (i) the acquisition of 20% of outstanding common stock of the Company; (ii) a 25% change in the composition of the Board of Directors which is completed without the approval of the Board of Directors; or (iii) stockholder approval of a merger without 80% continuity of interest or of sale or other disposition of substantially all of the Company's assets.

   These agreements provide for a one-year employment term for these officers upon a qualifying "change in control" and provide that such officer's compensation and benefits cannot be reduced during the one-year term. In addition, these contracts provide a basic severance benefit equal to two times the sum of such officer's base salary and target bonus. Should an officer's employment be terminated without cause within one year of a change in control, or should the officer terminate employment for "good reason" within that period, in addition to the severance payment described above, such officer shall be entitled to (i) a pro rata bonus for the year of termination;
(ii) distribution of deferred compensation; (iii) cash in lieu of any forfeited retirement/401(k) benefits; and (iv) two years medical and other insurance benefits. Moreover, under certain circumstances, such officer may defer severance and deferred compensation payment upon six months advance notice. These agreements may also provide additional rights including, but not limited to, legal fee reimbursement, interest on delinquent payments, a board hearing if terminated "for cause," and no obligation to mitigate damages.

   In May 2001, we entered into a written employment agreement with Charles Hoffman, our President and Chief Executive Officer. Mr. Hoffman will receive compensation in the form of a $500,000 annual base salary and a bonus of $375,000 if he attains certain performance goals. Mr. Hoffman also received (i) a signing bonus of $100,000, and (ii) stock options to purchase 2,500,000 shares of our common stock at an exercise price of $0.84 per share. Mr. Hoffman has agreed to be bound by customary confidentiality provisions. In the event that Mr. Hoffman's employment is terminated without cause, we have agreed to pay his salary for an additional year from his termination date, provided that he does not become employed by one of our competitors.

   In December 2000, the Company entered into written employment agreements with Mark Perry, the Company's former Executive Vice President and Chief Financial Officer, John McDevitt, the Company's Executive Vice President, Sales and Marketing, Terry Moya, the Company's Executive Vice President, External Affairs and Corporate Development and Catherine Hemmer, the Company's Executive Vice President and Chief Operating Officer. In May 2001, the Company entered into a similar written employment agreement with Anjali Joshi, our Executive Vice President, Engineering. These agreements have a 12-month term, except for Ms. Hemmer's and Mr. Moya's agreements, which have 18-month terms. If the Company terminates any of these officer's employment without cause (as that term is defined in the agreement), or if an officer resigns for good reason (as that term is defined in the agreement), the Company must continue to pay their annual salary through the term of the agreement, plus a pro rated portion of their bonus. In the event of a change of control (as that term is defined in the agreement), these employment agreements are null and void.

   In connection with their departure from the Company, Jane Marvin, our former Executive Vice President, Human Resources, Joseph Devich, our former Executive Vice President, Corporate Services, Frank Thomas, our former Executive Vice President and Chief Information Officer, and Robert Davenport, the former President and Chief Executive Officer of Covad Communications International B.V., each received six months of salary continuation. Mark Perry, our former Chief Financial Officer, will have his salary continued for nine months after his departure in July 2001 and, in exchange for these payments, Mr. Perry will provide us with consulting services for three months after his resignation.

   In 1998, the Company entered into a written employment agreement with Robert Knowling, Jr., the former Chairman of the Board of Directors, President and Chief Executive Officer, who resigned on November 1, 2000. In connection with his resignation, Mr. Knowling will continue to receive compensation in the form of a $500,000 annual base salary for a period of two years and a $250,000 annual bonus for two years, so long as Mr. Knowling does not become employed by one of the Company's direct competitors. Mr. Knowling received (i) a signing bonus of $1,500,000, one half of which was paid when he began working for the Company, and the remaining half of which was paid once he worked for the Company for one full year (July 1999), and (ii) stock options to purchase 4,725,000 shares of the Company's common stock at an exercise price of $0.45 per share. As provided in the agreement, in August 1998 the Company loaned Mr. Knowling $500,000 pursuant to a Note Secured by Deed of Trust that bears no interest during his employment. The loan has been forgiven in connection with his resignation. See "Certain Relationships and Related Transactions--Employee Loans."

   With respect to all options granted under the Company's 1997 Stock Plan, in the event that the Company merges with or into another corporation resulting in a change of control involving a shift in 50% or more of the voting power of the Company's capital stock, or the sale of all or substantially all of the Company's assets, the options will fully vest and become exercisable one year after the change of control or earlier in the event the individual is constructively terminated or terminated without cause or in the event the successor corporation refuses to assume the options. See "--1997 Stock Plan."

   We have also entered into restricted stock purchase agreements with certain of the Company's officers and directors. The shares of the Company's common stock issued pursuant to these restricted stock purchase agreements are subject to the Company's right of repurchase which lapses in accordance with the vesting schedule of the agreements. The agreements also include similar provisions to the stock options, providing for accelerated vesting in the event of a change of control. See "Certain Relationships and Related Transactions-- Issuance of Common Stock."

 1997 Stock Plan

   Structure

   The 1997 Plan consists of three types of equity incentive programs: (i) qualifying stock options ("Incentive Stock Options") intended to qualify within the meaning of Section 422 of the Code; (ii) non-qualifying stock options (or "Non-Statutory Stock Options") not intended to qualify within the meaning of
Section 422 of the Code; and (iii) stock purchase rights ("SPRs") for shares of common stock.

   Administration

   The Plan is administered by the Company's Board of Directors or a committee appointed by the Board of Directors and consisting of non-employee directors within the meaning of Section 16(b) of the Exchange Act and outside directors within the meaning of Section 162(m) of the Code (referred to as the "Administrator"). Subject to the provisions of the Plan, the Administrator has the authority, in its discretion: (i) to determine the fair market value of the Company's common stock; (ii) to select the employees, directors or consultants to whom options and SPRs may be granted under the Plan; (iii) to determine the number of shares of common stock to be covered by each option and SPR granted under the Plan; (iv) to approve forms of agreement for use under the Plan; (v) to determine the terms and conditions of any option or SPR granted under the Plan such as the exercise price, the time or times when options or SPRs may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions; (vi) to reduce the exercise price of any option or SPR to the then current fair market value; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Plan; (x) to modify or amend each option or SPR; (xi) to allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued upon exercise of an option or SPR that number of shares having a fair market value equal to the amount required to be withheld; (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or SPR previously granted by the Administrator; and (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

   Eligibility

   All employees, directors and consultants are eligible to participate in the 1997 Plan. Incentive Stock Options may be granted only to employees (including officers and directors). Non-Statutory Stock Options and SPRs may be granted to employees, directors and consultants. To the extent that the aggregate fair market value of the shares with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and any parent or subsidiary) exceed $100,000, such options are treated as Non-Statutory Stock Options. No optionee may be granted, in any fiscal year, options to purchase more than 4,500,000 shares (subject to adjustment for future stock splits and dividends); provided that, in connection with his or her initial service, an optionee may be granted options to purchase up to an additional 2,000,000 shares that shall not count against such limit.

   Securities Subject To The Plan

   As of January 1, 2001, the number of shares of the Company's common stock which are reserved for issuance under the Plan is 59,657,761 shares, plus an annual increase on the first day of each fiscal year equal to the lesser of (i) 3% of the outstanding shares on such date, or (ii) an amount determined by the Company's Board of Directors, with the total annual increase being capped at 20,000,000 shares. In 2001, the 3% annual increase consisted of 5,308,123 shares plus 10,000,000 additional shares approved at the Company's Annual Meeting held June 30, 2000 for the Year 2001.

   These shares may be authorized, but unissued, or reacquired common stock. If an option or SPR expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased shares that were subject thereto may become available for future grant or sale under the Plan.

   Participation In The Plan

   As of January 1, 2001, 27,734,375 shares of common stock were subject to outstanding options and SPRs under the Plan, 39,952,644 options had been issued under the Plan (net of cancelled options), and we can grant up to 19,705,117 additional options within the Plan's limits.

   1998 Employee Stock Purchase Plan

   The 1998 Employee Stock Purchase Plan was adopted by the Company's Board of Directors in December 1998, and approved by the stockholders in January 1999. As of January 1, 2001, a total of 8,927,727 shares of the Company's common stock have been reserved for issuance under this plan, plus annual increases equal to the lesser of (i) 2% of the outstanding shares on such date or (ii) an amount determined by the Board of Directors. To date, 1,118,024 shares have been issued under the 1998 Employee Stock Purchase Plan.

   The 1998 Employee Stock Purchase Plan, which is intended to qualify under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), contains consecutive, overlapping, twenty-four month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first offering period which commenced on the first trading day after the Company's initial public offering (January 22, 1999) and ends on the last trading day on or before October 31, 2000.

   Employees are eligible to participate if they are customarily employed by the Company or any of the Company's participating subsidiaries for at least 30 hours per week and more than five months in any calendar year. However, no employee may be granted a right to purchase stock under the 1998 Employee Stock Purchase Plan (i) to the extent that, immediately after the grant of the right to purchase stock, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of the Company's capital stock, or (ii) to the extent that his or her rights to purchase stock under all the Company's employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock for each calendar year. The 1998 Employee Stock Purchase Plan permits participants to purchase the Company's common stock through payroll deductions of up to 12% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 5,000 shares.

   Amounts deducted and accumulated by the participant are used to purchase shares of the Company's common stock at the end of each purchase period. The price of stock purchased under the 1998 Employee Stock Purchase Plan is generally 85% of the lower of the fair market value of the Company's common stock (i) at the beginning of the offering period, or (ii) at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment.

   Laser Link.Net, Inc. 1997 Stock Plan

   On March 20, 2000, pursuant to the Agreement and Plan of Merger dated as of March 8, 2000, Laser Link.Net, Inc. was acquired in a merger of Lightsaber Acquisition Co. ("Lightsaber"), the Company's wholly-owned subsidiary, with Laser Link in which Lightsaber was the surviving entity (the "Merger"). As part of the Merger, the Company agreed to assume the Laser Link.Net, Inc. 1997 Stock Option Plan (the "Laser Link Plan") and each outstanding option under the Laser Link Plan. As a result, the Company will issue shares of the Company's common stock, subject to adjustment in the number of shares and exercise price of the original options, upon exercise of outstanding stock options previously issued under the Laser Link Plan. In the Merger, each share of Laser Link common stock was converted into .173535 share of the Company's common stock (the "Exchange Ratio").

   The Laser Link Plan consists of two types of equity incentive programs: (i) qualifying stock options ("Incentive Stock Options") intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) non-qualifying stock options (or "Non-Statutory Stock Options") not intended to qualify within the meaning of Section 422 of the Code.

   The Laser Link Plan is administered by either the Company's Board of Directors or an Option Committee consisting of outside directors appointed by the Board of Directors (the "Administrator"). Subject to the provisions of the Laser Link Plan, the Administrator has the authority, in its discretion: (i) to select the employees, directors or consultants to whom options may be granted under the Laser Link Plan; (ii) to determine the number of shares of common stock to be covered by each option granted under the Laser Link Plan; (iii) to determine the time or times at which options may be granted and whether those options are Incentive Stock Options or Non-Statutory Stock Options; (iv) to determine the price at which options are exercisable, the rate of exercisability and the duration of each option; and (v) to prescribe, amend and rescind rules and regulations relating to the Laser Link Plan.

   All key employees, directors and important consultants are eligible to participate in the Laser Link Plan. However, in view of the Merger, it is anticipated that no further options will be granted under the Laser Link Plan.

   Under the Laser Link Plan Incentive Stock Options may be granted only to employees (including officers and directors who are employees). Non-Statutory Stock Options may be granted to employees, directors and consultants of the Company's. No optionholder may be granted options to purchase more than 90% of the shares authorized for issuance under the Laser Link Plan.

   As of the date of the Merger, 10,000,000 shares of Laser Link's common stock, par value $0.01, were reserved for issuance under the Laser Link Plan. After the Merger, based on the Exchange Ratio, a maximum of 1,735,350 shares of the Company's common stock will be available for issuance under the Laser Link Plan.

   BlueStar Communications Group, Inc. 2000 Stock Incentive Plan

   On September 25, 2000, pursuant to the Agreement and Plan of Merger dated as of June 15, 2000, BlueStar Communications Group, Inc. ("BlueStar") was acquired in a merger of Covad Acquisition Corporation ("CAC"), the Company's wholly owned subsidiary, with BlueStar in which BlueStar Communications Group, Inc. was the surviving entity (the "Merger"). As part of the Merger, the Company agreed to assume the BlueStar Communications Group, Inc. 2000 Stock Incentive Plan (the "BlueStar Plan") and each outstanding option under the BlueStar Plan.

   As a result, the Company will issue shares of the Company's common stock, subject to adjustment in the number of shares and exercise price of the original options, upon exercise of outstanding stock options previously issued under the BlueStar Plan. In the Merger, each share of BlueStar common stock was converted into .053 share of the Company's common stock (the "Exchange Ratio"). In light of the Exchange Ratio, there are 207,146 shares of the Company's common stock subject to the BlueStar Plan.

   In general, the BlueStar Plan consists of five types of equity incentive programs: (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock; (ii) the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special options; (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Company (or any parent or subsidiary); (iv) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of common stock; and (v) the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

   The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs include (i) employees; (ii) non-employee members of the Board of Directors or the board of directors of any parent or subsidiary; and
(iii) consultants and other independent advisors who provide services to the Company (or any parent or subsidiary). Only employees who are Section 16 Insiders or other highly compensated individuals participate in the Salary Investment Option Grant Program. Only non-employee Board members may participate in the Automatic Option Grant and Director Fee Option Grant Programs.

   No one person participating in the BlueStar Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 53,000 shares of common stock (in the aggregate) per calendar year. The stock issuable under the BlueStar Plan includes shares of authorized but unissued or reacquired common stock. The maximum number of shares of common stock initially reserved for issuance over the term of the BlueStar Plan shall not exceed 452,541 shares.

   As of the date of the Merger, 7,027,077 shares of BlueStar's common stock, par value $0.01, were reserved for issuance under existing options granted under the BlueStar Plan. It is anticipated that no further options will be granted or shares will be issued under the BlueStar Plan. After the Merger, based on the Exchange Ratio, a maximum of 1,251,182 shares of the Company's common stock will be issuable pursuant to existing options granted under the BlueStar Plan.

   While the BlueStar Plan provides for automatic share increase each year through 2005 based on the outstanding common stock, the Company does not intend to avail itself of this increased availability since it anticipates that no further options will be granted under the BlueStar Plan.

Limitation on Liability and Indemnification Matters

   The Company's Amended and Restated Certificate of Incorporation limits the liability of the Company's directors to the maximum extent permitted by Delaware law, and the Company's Bylaws provide that the Company will indemnify the Company's directors and officers and may indemnify the Company's other employees and agents to the fullest extent permitted by law. We also entered into agreements to indemnify the Company's directors and executive officers, in addition to the indemnification provided for in the Company's Bylaws. The Company's Board of Directors believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

Compensation Committee Report on Executive Compensation

   The Compensation Committee is comprised of Mr. Shapero and Ms. Runtagh, each of whom is a non-employee director. The Compensation Committee sets, reviews and administers the Company's executive compensation program. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's 1997 Stock Plan and 1998 Employee Stock Purchase Plan. The Compensation Committee approves and recommends all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants in excess of 25,000 shares.

   Compensation Philosophy

   The Company's overall compensation philosophy is to build a leading broadband company by linking total compensation to the long-term performance of the Company. Since the Company operates in an extremely competitive and rapidly changing technology and telecommunications industry, the Compensation Committee believes that compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company.

   The Company's compensation programs link compensation to performance by first surveying the competitive market for executive pay. Bonus payouts are then assessed based on whether quantitative and strategic targets are met. Also taken into consideration are individual performance and the Company's performance relative to other broadband competitors and the broader technology market. In general, it is the intention for base salary and performance bonuses to reward near-term success in Covad's path to profitability while using stock options to provide executives with a significant stake in the long-term performance and success of the Company. In light of this, the total compensation positioning of the Company's executive officers is routinely compared with those of other similar technology and telecommunications companies and is adjusted to be highly competitive.

   Base Salary

   The Company's policy is to target base salary levels at the median of the technology and telecommunications market. Initially, the base salaries of executive officers are determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology and telecom companies. The Compensation Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility.

   In establishing 2000 base salary levels for executive officers, the Compensation Committee approved base salaries of the executive officers based upon the Chief Executive Officer's recommendations.

   Bonuses

   Bonus targets are set for executive officers based on targets for comparable positions in the technology and telecom market. The Company's executive officers were eligible for annual cash bonuses. For 2000 performance, the cash bonus target was translated into a stock option grant based on total grant value. These grants were approved by the Compensation Committee.

   Long-Term Incentive Awards

   Under the Company's 1997 Stock Plan, stock options may be granted and restricted stock awarded to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant or restricted stock award is based upon the individual's responsibilities and position. The size of subsequent stock option awards or restricted stock grants, if any, are based primarily on an individual's performance and responsibilities. Because of the competitive nature of the technology and telecommunications industry in which the Company's competes, the Compensation Committee believes stock option grants or restricted stock awards are an effective method of structuring executive compensation to focus on a longer term view of the Company's performance and to ensure that the executives' and the stockholders' interests are in alignment. See "Security Ownership of Certain Beneficial Owners and Management"

   Chief Executive Officer Compensation

   The 2000 compensation paid to Mr. Marshall, the Company's former Interim Chief Executive Officer, consisted of a one dollar base salary and options to purchase 60,000 shares. The 2000 compensation paid to Mr. Knowling, the Company's former President, Chief Executive Officer and Chairman of the Board, was determined pursuant to the terms of his employment agreement. See "Executive Compensation--Employment Agreements and Change in Control Arrangements."

   Compliance with Internal Revenue Code Section 162(m)

   The Compensation Committee has considered the potential impact of Section 162(m) of the Code and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based.

   The Compensation Committee believes that compensation paid to Mr. Knowling in 2000 is not subject to the limitations of the Section because it was paid pursuant to an agreement that was entered into before the Company became a public company, and such agreement has not been materially modified.

   The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under the Section. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          Submitted by the Compensation
                                           Committee,

                                          Rich Shapero
                                          Hellene Runtagh

Performance Graph

   The graph below provides an indicator of cumulative total stockholder returns for the Company as compared with the NASDAQ National Market and Dow Jones Telecommunications Index weighted by market value at each measurement point. This graph covers the period of time beginning January 22, 1999, when the Company's Common Stock was first traded on the NASDAQ National Market, through December 31, 2000.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                             Cumulative Total Return
                                      -------------------------------------
                                        1/22/99     3/99     6/99     9/99
COVAD COMMUNICATIONS GROUP, INC.         100.00   365.30   444.29   363.30
NASDAQ STOCK MARKET (U.S.)               100.00   104.98   114.84   117.70
DOW JONES TELECOMMUNICATIONS             100.00    96.12   108.59    99.95

                                             Cumulative Total Return
                                     ------------------------------------------
                                      12/99     3/00     6/00     9/00    12/00
COVAD COMMUNICATIONS GROUP, INC.     466.17   604.20   201.56   167.19    20.70
NASDAQ STOCK MARKET (U.S.)           173.96   195.27   169.79   156.24   104.62
DOW JONES TELECOMMUNICATIONS         109.99   108.97    92.75    81.06    65.70

   The comparisons shown in the graph are based upon historical data, and the Company cautions that the stock price performance shown in the graph is not indicative of, nor intended to forecast, potential future performance of the Company's Common Stock. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Certain Relationships and Related Transactions

   Series C Preferred Stock and Warrant Subscription Agreement

   On February 20, 1998, we entered into a Series C Preferred Stock and Warrant Subscription Agreement (the "Subscription Agreement") with Warburg, Pincus Ventures, L.P. ("Warburg") & Crosspoint Venture Partners 1996 ("Crosspoint") and Intel Corporation ("Intel"). Under this agreement, Warburg and Crosspoint unconditionally agreed to purchase an aggregate of 8,646,214 shares of our Series C Preferred Stock and warrants to purchase an aggregate of 7,094,250 shares of our Series C Preferred Stock for an aggregate purchase price of $16.0 million at a date that we were to determine but, in any event, not later than March 11, 1999. We agreed to either call this commitment or complete an alternate equity financing of at least $16.0 million by March 11, 1999. A proposed alternate equity financing providing for a price per share greater than or equal to $1.8511 and including securities that were equal in right with, or more favorable to us than, our Series C Preferred Stock as set forth in our Amended and Restated Certificate of Incorporation required unanimous approval by a majority of our disinterested directors. In consideration of this commitment, we issued to Warburg and Crosspoint warrants to purchase an aggregate of 2,541,222 shares of our common stock at a purchase price of $0.0022 per share. The parties agreed that the stock purchases by AT&T Ventures and NEXTLINK Communications Inc. (now XO Communications) constituted an alternate equity financing (see below). As a result, we did not issue and sell our Series C Preferred Stock to Warburg and Crosspoint. Messrs. Henry Kressel and Joseph Landy, two of our former directors, are affiliated with Warburg, and Mr. Shapero, one of our current directors, is affiliated with Crosspoint.

   On April 24, 1998, the Subscription Agreement was amended pursuant to an Assignment and Assumption Agreement to which we were a party along with Warburg, Crosspoint and Mr. Hawk. By the terms of this agreement, Warburg and Crosspoint assigned to Mr. Hawk their obligation to purchase 54,022 shares of our Series C Preferred Stock and 44,338 warrants to purchase Series C Preferred Stock for an aggregate purchase price of $100,001.65. On the same date, Mr. Hawk purchased 54,022 shares of our Series C Preferred Stock at a price per share of $1.8511. As a result of this amendment, the aggregate obligation of Warburg and Crosspoint to purchase our Series C Preferred Stock and warrants to purchase Series C Preferred Stock was reduced from 8,646,214 shares to 8,592,192 shares and from 7,094,250 shares to 7,049,911 shares, respectively, for an aggregate purchase price of $15.9 million (reduced from $16.0 million). On the same date, the Amended and Restated Stockholder Rights Agreement dated March 11, 1998 (the "Stockholder Rights Agreement") was amended to add Mr. Hawk as a party.

   The warrants to purchase our common stock issued upon the signing of the Subscription Agreement had five-year terms (but had to be exercised prior to the closing of our initial public offering), had purchase prices of $0.0015 per share, were immediately exercisable and contained net exercise provisions. Prior to our initial public offering, Warburg and Crosspoint exercised their warrants to purchase Series C Preferred Stock for 3,048,907 and 762,364 shares of our common stock.

   On March 11, 1998, we amended the Stockholder Rights Agreement to extend the rights held by Warburg, Crosspoint, and Intel to our warrants to purchase common stock, Series C Preferred Stock and warrants to purchase Series C Preferred Stock issued or issuable to Warburg, Crosspoint and Intel pursuant to the Subscription Agreement (see below).

   The Intel Stock Purchase

   As provided in the Subscription Agreement, Intel purchased 540,216 shares of our Series C Preferred Stock and warrants to purchase 443,250 shares of our Series C Preferred Stock for an aggregate purchase price of $1.0 million concurrently with the issuance of our 1998 notes in March 1998. We did not have any obligation to issue the warrants to purchase Series C Preferred Stock to Intel until such time as Warburg and Crosspoint funded their respective commitments under the Subscription Agreement. The parties agreed that our initial public offering constituted an alternate equity financing and, therefore, we did not issue the warrants to purchase Series C Preferred Stock to Intel. In connection with its agreement to purchase such Series C Preferred Stock and warrants to purchase Series C Preferred Stock, we issued to Intel warrants to purchase an aggregate of 238,167 shares of our common stock at a purchase price of $0.0015 per share. Prior to our initial public offering, Intel exercised its warrants for 238,167 shares of our common stock.

   Transactions in Connection with the Formation of the Delaware Holding
   Company

   We were originally incorporated in California as Covad Communications Company ("Covad California") in October 1996. In July 1997, we were incorporated in Delaware as part of our strategy to operate through a holding company structure and to conduct substantially all of our operations through subsidiaries. To effect the holding company structure, in July 1997 we entered into an Exchange Agreement with the existing holders of the common stock and Series A Preferred Stock of Covad California to acquire all of such stock in exchange for a like number of shares of our common and preferred stock, so that after giving effect to the exchange Covad California became our wholly-owned subsidiary. In addition, we entered into an Assumption Agreement pursuant to which we assumed certain outstanding obligations of Covad California, including a $500,000 demand note issued to Warburg and certain commitments to issue stock options to two of our consultants.

   In connection with the Exchange Agreement, Mr. McMinn, our Chairman of the Board of Directors, and two of our current officers, Mr. Khanna and Mr. Haas, each exchanged 6,750,000 shares of common stock of Covad California, originally purchased for $.0019 per share, for a like number of our shares of common stock pursuant to restricted stock purchase agreements. In addition, Mr. Lynch, one of our directors, exchanged 324,000 shares of common stock of Covad California, originally purchased for $0.148 per share, for a like number of our shares of common stock pursuant to a restricted stock purchase agreement. The common stock issued to Messrs. McMinn, Khanna, Haas and Lynch are generally subject to vesting over a period of four years. This vesting is subject to acceleration upon a change of control involving a merger, sale of all or substantially all our assets or a shift in 50% or more of the voting power of our capital stock. Our repurchase rights lapse one year after the change of control or earlier in the event the individual is constructively terminated or terminated without cause, or in the event the successor corporation refuses to assume the agreements.

   Issuance of Common Stock

   On July 15, 1997, we issued 2,531,250 shares of our common stock to Mr. Rex Cardinale, one of our former officers, for a purchase price of $0.148 per share. On August 30,1997, we issued 776,250 shares of our common stock to Mr. Laehy, one of our former officers, for a purchase price of $0.0222 per share. On October 14, 1997, we issued 324,000 shares of our common stock to Mr. Marshall, one of our directors, for a purchase price of $0.0222 per share. On April 24, 1998, we issued 216,000 shares of our common stock to Mr. Hawk, one of our directors, for a purchase price of $0.296 per share. On August 28, 1998, we issued 90,000 shares of our common stock to Mr. Hawk for a purchase price of $2.555 per share. The shares of our common stock issued to Messrs. Cardinale, Laehy, Marshall, and Hawk were issued pursuant to restricted stock purchase agreements which contain vesting and change of control provisions similar to those contained in the above-described restricted stock purchase agreements of Messrs. McMinn, Khanna, Haas and Lynch.

   Issuance of Series A Preferred Stock

   On June 30, 1997 Covad California issued 225,000 shares of Series A Preferred Stock to each of Messrs. McMinn, Khanna and Haas and 450,000 shares of Series A Preferred Stock to Mr. Lynch for a purchase price of $0.222 per share. In July 1997, these shares were exchanged for a like number of our shares of Series A Preferred Stock pursuant to the Exchange Agreement.

   Issuance of Series B Preferred Stock

   In July 1997, we sold an aggregate of 25,500,001 shares of our Series B Preferred Stock, of which 18,000,000 shares were sold to Warburg, 4,500,000 shares were sold to Crosspoint and 3,000,001 shares were sold to Intel. The purchase price of our Series B Preferred Stock was $0.333 per share. A portion of the purchase price of the Series B Preferred Stock was paid by cancellation of a $500,000 demand note issued to Warburg in June 1997. Messrs. Kressel and Landy, each of whom formerly served as members of our Board of Directors, are affiliated with Warburg. Mr. Shapero, who currently serves on our Board of Directors, is affiliated with Crosspoint. On February 12, 1998, we sold an additional 150,003 shares of Series B Preferred Stock at a purchase price of $0.666 per share to Mr. Marshall.

   The Strategic Investments and Relationships

   In January 1999, we received equity investments from AT&T Ventures, NEXTLINK Communications Inc. (now XO Communications) and Qwest Communications International, Inc. AT&T Ventures purchased an aggregate of 2,250,874 shares of our Series C-1 Preferred Stock at $1.8511 per share and an aggregate of 1,736,112 shares of our Series D-1 Preferred Stock at $12.00 per share. These purchases represent an aggregate investment of $25 million, of which $11 million was invested by AT&T Venture Fund II, LP and $14 million was invested by two affiliated funds. NEXTLINK Communications Inc. (now XO Communications) purchased

1,800,699 shares of our Series C-1 Preferred Stock at $1.8511 per share and 925,926 shares of our Series D-1 Preferred Stock at $12.00 per share, representing an investment of $20 million. Qwest Communications International, Inc. purchased 1,350,523 shares of our Series C-1 Preferred Stock at $1.8511 per share and 1,041,667 shares of our Series D-1 Preferred Stock at $12.00 per share, representing an aggregate investment of $15 million. At the completion of our initial public offering, our Series C-1 Preferred Stock converted into our Class B common stock on a one-for-one basis. The Series D-1 Preferred Stock also converted into our Class B common stock at that time on a one-for-one basis. These strategic investors have agreed not to transfer any of our Series C-1 Preferred Stock, Series D-1 Preferred Stock or Class B common stock to any non-affiliated third party until January 2000. They have also each agreed not to acquire more than 10% of our voting stock without our consent until January 2002. In addition, until January 2002, they have agreed to vote any voting securities they hold as recommended by our Board of Directors. Since this time, all of our Class B common stock has been converted into our common stock.

   Concurrently with these strategic equity investments, we entered into commercial agreements with AT&T Corp., NEXTLINK Communications Inc. (now XO Communications) and Qwest Communications International, Inc. These agreements provide for the purchase, marketing and resale of our services at volume discounts, our purchase of fiber optic transport bandwidth at volume discounts, collocation of network equipment and development of new DSL services. These agreements have terms ranging from six months to several years subject to earlier termination in certain circumstances. We cannot predict the number of line orders that AT&T Corp., NEXTLINK Communications Inc. (now XO Communications) or Qwest Communications International, Inc. will generate, if any, whether line orders will be below our expectations or the expectations of, AT&T Corp., NEXTLINK Communications Inc. (now XO Communications) or Qwest Communications International, Inc. or whether AT&T Corp., NEXTLINK Communications Inc. (now XO Communications) or Qwest Communications International, Inc. will discontinue selling our services entirely.

   On September 11, 2000, we entered into an agreement with SBC Communications, Inc. in which SBC purchased 9,373,169 shares of our common stock for $150 million. SBC has agreed not to transfer any of our common stock until September 11, 2001, and, after that period, SBC agreed to offer us the first opportunity to purchase shares that it intends to sell. SBC also agreed for a period of five years to vote its shares for the nominees to our Board of Directors either as recommended by the Board of Directors or in the proportion to the votes cast by our other shareholders, at SBC's choice. SBC also agreed that it would not acquire any material number of additional shares of our common stock for a period of five years without our prior consent.

   Concurrently with this equity investment, we entered into the following other agreements with SBC:

  . A commercial agreement in which SBC will provide $600 million in resale revenue to us over six years starting October 1, 2000. Upon a change of control as defined in the contract, SBC's aggregate revenue commitment is reduced to $100 million during an initial period of the contract, and is terminated after the initial period. This agreement also provides incentives for SBC to sell business lines provided by us, and we announced that SBC will begin marketing both symmetric business service DSL and asymmetric consumer service DSL provided by Covad throughout the United States.

  . A settlement of pending legal matters, our antitrust law suit against SBC and Pacific Bell and our arbitrations against SBC affiliates, Southwestern Bell and Pacific Bell, including Pacific Bell's claim for alleged past due service fees. The settlement also resolves of several critical issues in line sharing disputes in Texas, Kansas, Illinois, Michigan, Ohio, Wisconsin, Indiana, Connecticut and California, plus key issues in pending interconnection agreement arbitration in Texas and Kansas.

  . An agreement to continue joint OSS development to support SBC's resale of our products, including a fully automated loop ordering provisioning process pioneered by us.

  . An In-region agreement that included continued access to neighborhood gateways utilized in SBC's recently announced "Project Pronto," competitively neutral terms and conditions for spectrum management and agreement regarding the collocation of equipment in SBC's central offices.

   BlueStar Acquisition

   On September 25, 2000, we completed our acquisition of BlueStar Communications Group, Inc. Our current Chairman of the Board of Directors, Charles McMinn, was a member of BlueStar's Board of Directors and a BlueStar shareholder when this acquisition occurred, however, he was not a member of our Board of Directors at that time. Two of our directors, Robert Hawk and Richard Shapero, were also shareholders of BlueStar when this acquisition took place and Mr. Hawk did not participate in meetings of our Board of Directors concerning the review and approval of the BlueStar acquisition.

   In connection with our acquisition of BlueStar, we agreed to place approximately 800,000 shares in a third-party escrow account. These shares were part of the approximately 6.1 million shares that were initially issued in connection with the acquisition. These escrow shares would be returned to us to the extent that we discovered that representations and warranties that were made to us by BlueStar at the time of the acquisition were not true. We also agreed to issue up to an additional 5.0 million shares if BlueStar met certain operating and financial criteria during 2001. We resolved both of these matters by providing the BlueStar shareholders with 3.25 million of the 5.0 million shares, in exchange for a release of all claims against us. The 800,000 escrow shares were returned to us under this agreement. Mr. Hawk, Mr. McMinn and Mr. Shapero also did not participate in meetings of our Board of Directors to the extent that such meetings concerned the review and approval of this agreement.

   Equipment Lease Financing

   In 1998, we incurred a total of $865,000 of equipment lease financing obligations (including principal and interest) through a sale lease-back transaction with Charter Financial, Inc. ("Charter Financial"). These leases were paid in full in 2000 and are no longer outstanding. Warburg, a principal stockholder of us at the time this transaction was entered into, owns a majority of the capital stock of Charter Financial. We believe that the terms of the lease financing with Charter Financial were completed at rates similar to those available from alternative providers. Our belief that the terms of the sale lease-back arrangement are similar to those available from alternative providers is based on the advice of its our officers who reviewed at least two alternative proposals and who reviewed and negotiated the terms of the arrangement with Charter Financial.

   Vendor Relationship

   Crosspoint, who was one of our principal stockholders, previously owned approximately 12% of the capital stock of Diamond Lane, one of our vendors. Payments to Diamond Lane in 1998 and 1999 totaled approximately $51,539,000. We believe that the terms of our transactions with Diamond Lane were completed at rates similar to those available from alternative vendors. This belief is based on our management team's experience in obtaining vendors and the fact that we sought competitive bidders before entering into the relationship with Diamond Lane. Diamond Lane was acquired by Nokia Communications, which continues to be a significant supplier of our network equipment.

   Minority Investments

   Mr. McMinn is a member of the Board of Directors of DishnetDSL, a DSL provider in India, and holds options to purchase shares of that company. Mr. McMinn is also on the Board of Directors and owns shares of Certive Corporation. We are a minority investor in both of these companies. Our investments in these companies were made when Mr. McMinn was not on our board.

   Registration Rights

   Certain holders of our common stock are entitled to registration rights. Pursuant to the Stockholder Rights Agreement holders of 29,859,175 shares of common stock and holders of 6,379,177 shares of Class B common stock (collectively, the "Rights Holders") were entitled to certain rights with respect to the registration under the Securities Act of the shares of common stock held by them or issuable upon conversion of the Class B common stock. Commencing January 2000, the Class B common stock became convertible into common stock at the election of the holder. As of April 2000, all Class B common stock had been so converted.

   The Rights Holders are entitled to demand, "piggy-back" and S-3 registration rights, subject to certain limitations and conditions. The number of securities requested to be included in a registration involving the exercise of demand and "piggy-back" rights are subject to a pro rata reduction based on the number of shares of common stock held by each Rights Holder and any other security holders exercising their respective registration rights to the extent that the managing underwriter advises that the total number of securities requested to be included in the underwriting is such as to materially and adversely affect the success of the offering. The registration rights terminate as to any Rights Holder at the later of (i) three years after our initial public offering or
(ii) such time as such Rights Holder may sell under Rule 144 in a three month period all registrable securities then held by such Rights Holder.

   Pursuant to the Warrant Registration Rights Agreement dated March 11, 1999, between us and Bear, Stearns & Co. Inc. and BT Alex. Brown Incorporated, holders of the warrants that were issued in connection with our 1998 note offering in March 1998 are entitled to certain registration rights with respect to the shares of common stock issuable upon exercise of such warrants. The warrant holders are entitled to demand and "piggy-back" registration rights, subject to certain limitations and conditions. Like the Rights Holders, the number of securities that a warrant holder may request to be included in a registration involving an exercise of its demand or "piggy-back" rights is subject to a pro rata reduction. Such a reduction will be based upon the number of shares held by each warrant holder and any other security holders exercising their respective registration rights to the extent that the managing underwriter advises us that the total number of securities requested to be included in the underwriting is such as to materially and adversely affect the success of the offering.

   Pursuant to the Stock Purchase Agreement dated September 11, 2000 between us and SBC Communications, Inc., SBC is entitled to a single demand and unlimited "piggy-back" registration rights, subject to certain limitations and conditions. The number of securities requested to be included in a registration are subject to a pro rata reduction based on the number of shares of common stock that SBC wishes to include in the registration statement and any other shares to be included in the offering to the extent that the managing underwriter advises that the total number of securities requested to be included in the underwriting would materially and adversely affect the success of the offering. These registration rights terminate six years after the closing of the Stock Purchase Agreement.

   Employment Agreements

   Five of the Company's executive officers have entered into severance agreements with the Company under which the benefits would be triggered by a change of control. In general, a change of control for the purposes of these agreements, is defined as either (i) the acquisition of 20% of outstanding common stock of the Company; (ii) a 25% change in the composition of the Board of Directors which is completed without the approval of the Board of Directors; or (iii) stockholder approval of a merger without 80% continuity of interest or of sale or other disposition of substantially all of the Company's assets.

   These agreements provide for a one-year employment term for these officers upon a qualifying "change in control" and provide that such officer's compensation and benefits cannot be reduced during the one-year term. In addition, these contracts provide a basic severance benefit equal to two times the sum of such officer's base salary and target bonus. Should an officer's employment be terminated without casuse within one year of a change in control, or should the officer terminate employment for "good reason" within that period, in addition to the severance payment described above, such officer shall be entitled to (i) a pro rata bonus for the year of termination;
(ii) distribution of deferred compensation; (iii) cash in lieu of any forfeited retirement/401(k) benefits; and (iv) two years medical and other insurance benefits. Moreover, under certain circumstances, such officer may defer severance and deferred compensation payment upon six months advance notice. These agreements may also provide additional rights including, but not limited to, legal fee reimbursement, interest on delinquent payments, a board hearing if terminated "for cause," and no obligation to mitigate damages.

   In May 2001, we entered into a written employment agreement with Charles Hoffman, our President and Chief Executive Officer. Mr. Hoffman will receive compensation in the form of a $500,000 annual base salary and a bonus of $375,000 if he attains certain performance goals. Mr. Hoffman also received (i) a signing bonus of $100,000, and (ii) stock options to purchase 2,500,000 shares of our common stock at an exercise price of $0.84 per share. Mr. Hoffman has agreed to be bound by customary confidentiality provisions. In the event that Mr. Hoffman's employment is terminated without cause, we have agreed to pay his salary for an additional year from his employment termination date, provided that he does not become employed by one of our competitors.

   In December 2000, we entered into written employment agreements with Mark Perry, our former Executive Vice President and Chief Financial Officer, John McDevitt, our Executive Vice President, Sales and Marketing, Terry Moya, our Executive Vice President, External Affairs and Corporate Development and Catherine Hemmer, our Executive Vice President and Chief Operating Officer. In May 2001, we entered into a similar written employment agreement with Anjali Joshi, our Executive Vice President, Engineering. These agreements have a 12-month term, except for Ms. Hemmer's and Mr. Moya's agreement, which have 18-month terms. If we terminate any of these officer's employment without cause (as that term is defined in the agreement), or if an officer resigns for good reason (as that term is defined in the agreement), we must continue to pay their annual salary through the term of the agreement, plus a pro rated portion of their bonus. In the event of a change of control (as that term is defined in the agreement), these employment agreements are null and void.

   In connection with their departure from the Company, Jane Marvin, our former Executive Vice President, Human Resources, Joseph Devich, our former Executive Vice President, Corporate Services, Frank Thomas, our former Executive Vice President and Chief Information Officer, and Robert Davenport, the former President and Chief Executive Officer of Covad Communications International B.V., each received six months of salary continuation. Mark Perry, our former Chief Financial Officer, will have his salary continued for nine months after his departure in July 2001 and, in exchange for these payments, Mr. Perry will provide us with consulting services for three months after his resignation.

   In 1998, we entered into a written employment agreement with Robert Knowling, Jr., the former Chairman of the Board of Directors, President and Chief Executive Officer, who resigned on November 1, 2000. Mr. Knowling will continue to receive compensation in the form of a $500,000 annual base salary for a period of two years and a $250,000 annual bonus for two years, so long as Mr. Knowling does not become employed by one of our direct competitors. Mr. Knowling received (i) a signing bonus of $1,500,000, one half of which was paid when he began working for us, and the remaining half of which was paid once he worked for us for one full year in July 1999, and (ii) stock options to purchase 4,725,000 shares of our common stock at an exercise price of $0.45 per share. Mr. Knowling has agreed to be bound by customary confidentiality provisions. As provided in the agreement, in August 1998 we loaned Mr. Knowling $500,000 pursuant to a Note Secured by Deed of Trust that bears no interest during his employment. The loan has been forgiven in connection with his resignation. See "Certain Relationships and Related Transactions--Employee Loans."

   With respect to all options granted under our 1997 Stock Plan, in the event that we merge with or into another corporation resulting in a change of control involving a shift in 50% or more of the voting power of our capital stock, or the sale of all or substantially all of our assets, the options will fully vest and become exercisable one year after the change of control or earlier in the event the individual is constructively terminated or terminated without cause or in the event the successor corporation refuses to assume the options. See "--1997 Stock Plan."

   We have also entered into restricted stock purchase agreements with certain of the Company's officers and directors. The shares of our common stock issued pursuant to these restricted stock purchase agreements are subject to the Company's right of repurchase which lapses in accordance with the vesting schedule of the agreements. The agreements also include similar provisions to the stock options, providing for accelerated vesting in the event of a change of control. See "Certain Relationships and Related Transactions--Issuance of Common Stock."

   Employee Loans

   In August 1998, we loaned Robert E. Knowling, Jr., our former Chairman of the Board, President and Chief Executive Officer, pursuant to his employment agreement, the principal amount of $500,000 pursuant to a Note Secured by Deed of Trust, which was secured by Mr. Knowling's primary residence. As of November 1, 2000, the outstanding balance of $250,000 on this note was forgiven in connection with Mr. Knowling's resignation from his position with the Company.

   In August 1998, we loaned Joseph Devich, one of our former officers, the principal amount of $200,000 pursuant to a Note Secured by Deed of Trust, which was secured by the primary residence of Mr. Devich. This note had provisions for forgiveness based upon the continued employment of Mr. Devich and was subject to acceleration in certain events. No interest was charged on this note. The outstanding balance of $100,000 on this note was forgiven in connection with Mr. Devich's resignation from the Company.

   In October 1998, we loaned Catherine Hemmer, our Executive Vice President and Chief Operating Officer, and her husband, one of the Company's employees, the principal amount of $600,000 pursuant to a Note Secured By Deed of Trust, which was secured by the primary residence of the Hemmers. The outstanding principal balance of this note becomes due in four equal annual installments commencing August 10, 1999, with the last installment due on August 10, 2002. No interest is charged on the note. This note has provisions for forgiveness based upon continued employment of each of the Hemmers and is subject to acceleration in certain events.

   In April 2000, we loaned Jane Marvin, one of our former officers, the principal amount of $500,000 for the purchase of a primary residence. The loan is secured by such primary residence. The remaining balance on the loan must be paid in full within 120 days of Ms. Marvin's resignation. In addition, in December 1999, we loaned Ms. Marvin $80,705.46 pursuant to a note secured by a pledge of shares of our common stock. The entire principal balance of this note becomes due and payable in one lump sum on the earlier to occur of December 2004 or the sale of the pledged shares. Interest is payable on the note at a rate of 5.89% per annum, compounded semiannually.

   In May 1999, we loaned Robert Davenport, one of our former officers, the principal amount of $600,000 for the purchase of a primary residence. The loan is secured by such primary residence. The remaining balance on this loan must be paid in full over the next three years.

   In August 2000, we loaned John McDevitt, one of our officers, the principal amount of $100,000 pursuant to a note. The entire principal balance of the note becomes due and payable in one lump sum in August 2001. Interest is payable on the note at a rate of 6.60% per annum, compounded semiannually. In addition, in January 2001, we loaned Mr. McDevitt $500,000 for the purchase of a primary residence. The loan is secured by such primary residence. The principal balance of the loan is due and payable in four equal annual installments beginning at the first year anniversary of the commencement of Mr. McDevitt's employment. No interest will be charged on this loan. The loan will be forgiven based upon his continued employment and is subject to acceleration in certain events.

   In September 2000, we loaned Terry Moya, one of our officers, the principal amount of $35,000 pursuant to a note secured by a pledge of shares of our common stock. The entire principal balance of this note becomes due and payable on the earlier to occur of September 2005 or the sale of the pledged shares. Interest is payable at a rate of 6.60% per annum, compounded semiannually.

                             PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding ownership of the Company's common stock as of June 30, 2001 by:

  (i)   each Named Executive Officer;

  (ii)  each of the Company's directors;

  (iii) all of the Company's executive officers and directors as a group; and

  (iv) all persons known to the Company to beneficially own 5% or more of the Company's common stock.

   Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants that are exercisable within 60 days of June 30, 2001 as described in the footnotes below. Percentage ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

                                                          Shares Beneficially
                                                                 Owned
                                                         ---------------------
                   Beneficial Owner                        Number   Percentage
                   ----------------                      ---------- ----------
SBC Communications, Inc.(1)............................   9,373,169    5.21%
 175 East Houston Street
 San Antonio, Texas 78205
Charles Hoffman(2).....................................           0     *
Charles McMinn(3)......................................   3,590,806    2.00%
Rich Shapero(4)........................................   2,647,519    1.47%
Chuck Haas(5)..........................................   5,384,198    2.99%
Dhruv Khanna(6)........................................   5,387,324    2.99%
Catherine Hemmer(7)....................................     549,381     *
Robert Hawk(8).........................................     310,822     *
Daniel Lynch(9)........................................     591,166     *
Frank J. Marshall(10)..................................     843,522     *
Hellene Runtagh(11)....................................      49,664     *
Larry Irving(12).......................................      27,290     *
Terry Moya(13).........................................     244,416     *
Robert E. Knowling Jr. ................................     671,400     *
Robert Davenport, III..................................       5,366     *
Joseph Devich..........................................      22,835     *
All current executive officers and directors as a group
 (16 persons)..........................................  29,310,001    16.3%

--------
 * Represents beneficial ownership of less than 1% of the Company's outstanding stock.
(1) Based on a Form 13G filed November 6, 2000 with the Securities and Exchange Commission by SBC Communications, Inc.
(2) Mr. Hoffman has no shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(3) Includes 133,333 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(4) Includes 33,123 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(5) Includes 26,664 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(6) Includes 43,727 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(7) Includes 319,418 shares of common stock subject to options exercisable within 60 days of June 30, 2001 as well as 6,711 shares of the Company's common stock and 159,928 shares of common stock subject to options exercisable within 60 days of June 30, 2001 which are beneficially owned by Ms. Hemmer's husband that may be attributable to Ms. Hemmer.
(8) Includes 53,373 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(9) Includes 73,623 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(10) Includes 206,956 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(11) Includes 37,081 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(12) Includes 22,707 shares of common stock subject to options exercisable within 60 days of June 30, 2001.
(13) Includes 160,703 shares of common stock subject to options exercisable within 60 days of June 30, 2001.

                      RATIFICATION OF INDEPENDENT AUDITORS
                         (Item No. 2 on the Proxy Card)

   The Board of Directors has selected, subject to ratification by the stockholders, the firm of Ernst & Young LLP to serve as the independent auditors of the Company for the fiscal year ending December 31, 2001 and until their successors are appointed. Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000.

   A representative of Ernst & Young LLP will be present at the annual meeting. He or she will have an opportunity to make a statement and will be available to answer appropriate questions.

   The following table sets forth the aggregate fees billed by Ernst & Young LLP to the Company. The provision of the services corresponding to these fees was considered by the Audit Committee, and the Audit Committee believes that the provision of these services is compatible with Ernst & Young LLP maintaining its independence.

     Audit fees(a)................................................. $2,861,000
     Financial information systems design and implementation
      fees(b)...................................................... $  472,000
     All other fees(c)............................................. $3,500,000
                                                                    ----------
         TOTAL..................................................... $6,833,000
                                                                    ==========

--------
(a) Consists of fees in connection with the audit of the Company's 2000 annual consolidated financial statements and the review of interim condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed in 2000.

(b) Consists entirely of fees billed by the Ernst & Young Consulting Group prior to its sale on May 27, 2000 to Cap Gemini, a separate French public company.

(c) Consists of fees for the year 2000 for services other than those covered in
    (a) or (b) above, including audit-related services of $727,000 and non-audit services of $2,773,000. Audit-related services generally include fees for accounting consultations and SEC registration statements.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION
                                                         ---
OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   Under the Company's Bylaws, stockholders who wish to present proposals for action, or to nominate directors, at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of the Company's Bylaws. The Bylaws currently require that such notice be given not more than 60 days nor less than 30 days prior to the meeting, except where less than 35 days notice of the meeting is given to stockholders, then such notice of proposals must have been received by the Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Assuming stockholders are given at least 35 days notice of the meeting and the meeting is held on September 20, 2002, the deadline would be August 21, 2002. Stockholder notices must contain the information required by the then current provisions of the Company's Bylaws. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

   In order for proposals to be eligible for inclusion in the Company's proxy statement and Proxy Card for the next annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by the Secretary of the Company no later than April 11, 2002. However, the Company may elect to hold its next annual meeting at a different time of year than the time of year of this Annual Meeting, in which event, if the date of the next annual meeting changes by more than 30 days from the date of this Annual Meeting, then such stockholder proposals would have to be received by the Company a reasonable time before the Company's solicitation is made. Further, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company's then current Bylaws, as referenced in the preceding paragraph. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement. Any such nominations should comply with the Company's Bylaws.

                  ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

   THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR 2000 AND ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES FILED WITH THE SEC FOR FISCAL YEAR 2000 TO ANY BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE, UPON WRITTEN REQUEST TO: COVAD COMMUNICATIONS GROUP, INC., 4250 BURTON DRIVE, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INVESTOR RELATIONS.

                           INCORPORATION BY REFERENCE

   The Company's Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information contained in the "Compensation Committee Report on Executive Compensation," "Audit Committee Report" and "Performance Graph" shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

   The Company incorporates by reference in this Proxy Statement all documents filed by Covad Communications Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the final vote held at the Annual Meeting.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                      OF COVAD COMMUNICATIONS GROUP, INC.

                                   ARTICLE I

                                   FORMATION

   The Board of Directors of Covad Communications Group, Inc. (the "Corporation") has established the Audit Committee pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article 4 of the Corporation's Bylaws.

                                   ARTICLE II

                                  COMPOSITION

   The Audit Committee shall be comprised of not less than three members of the Board of Directors of the Corporation. Subject to the foregoing, the exact number of members of the Audit Committee shall be fixed and may be changed from time by resolution duly adopted by the Board of Directors. The membership of the Audit Committee shall meet the standards of independence and other qualifications as set forth in the listing standards of the National Association of Securities Dealers, Inc.

                                  ARTICLE III

                                   FUNCTIONS

   The independent public accounting firm engaged by the Corporation to audit the Corporation's financial statements shall be accountable ultimately to the Corporation's Board of Directors and the Audit Committee. The Audit Committee shall:

A. Independent Auditors

  . Recommend to the Board of Directors each year the independent public accounting firm to be engaged to audit the financial statements of the Corporation.

  . Meet with the independent auditors to review and approve the plan and scope for each audit of the financial statements of the Corporation and related services, including proposed fees to be incurred with respect thereto.

  . Review and recommend action with respect to the results of each independent audit of the financial statements of the Corporation, including problems encountered in connection with such audit and recommendations of the independent auditors arising as a result of such audit.

  . Discuss with the Corporation's independent auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61 ("SAS 61") as SAS 61 may be amended or supplemented.

  . At least annually, discuss the auditors' independence with the Corporation's independent auditors and receive each of the following in writing:

    . Disclosure of all relationships between the auditors and its related entities and the Corporation and its related entities that in the auditors' professional judgment may reasonably be thought to bear on independence; and

    . Confirmation that, in the auditors' professional judgment, they are independent of the Corporation within the meaning of the federal securities laws.

  . Discuss with the Corporation's independent auditors any relationships or services disclosed by the independent auditors that may impact the objectivity and independence of the independent auditors and recommend to the Board of Directors any actions in response to the independent auditors' disclosures to satisfy itself of the independence of the independent auditors.

  . Evaluate the performance of the Corporation's independent auditors and recommend to the Board of Directors any proposed discharge of the Corporation's independent auditors.

B. Financial Statements

  . Review and discuss with the Corporation's independent auditors and management the Corporation's audited financial statements.

  . Based on (1) review and discussions with management; (2) discussion with the independent auditors of the matters to be communicated pursuant to SAS 61; and (3) the receipt of the written disclosures from the Corporation's independent auditors regarding independence, recommend to the Corporation's Board of Directors whether the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission (the "SEC").

C. Internal Accounting

  . Review with the Corporation's independent auditors and its financial management the adequacy and effectiveness of the Corporation's system of internal accounting controls, including the adequacy of such controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

  . Review the scope and results of the Corporation's internal auditing procedures and practices and oversee the effectiveness thereof.

D. Other Duties

  . At least annually, review the adequacy of this Charter and recommend to the Corporation's Board of Directors any changes to this Charter that the Audit Committee deems necessary or desirable.

  . Perform such other specific functions as the Corporation's Board of Directors may from time to time direct, and make such investigations and reviews of the Corporation and its operations as the Chief Executive Officer or the Board of Directors may from time to time request.

                                   ARTICLE IV

                                   PROCEDURES

   The Audit Committee shall keep regular minutes of its meetings. Meetings and actions of the Audit Committee shall be governed by, and held and taken in accordance with the provisions of Article IV of the Bylaws of the Corporation (other than Sections 4.2 and 4.7), with such changes in the context of those Bylaws as are necessary to substitute the Audit Committee, the Chairman of the Audit Committee and its members for the Board of Directors, the Chairman of the Board and its members. Regular meetings of the Audit Committee may be held at such time and such place as shall from time be determined by the Audit Committee.

                                   ---------
                                     PROXY
                                   ---------

                        COVAD COMMUNICATIONS GROUP, INC.

    Proxy for Annual Meeting of Stockholders to be held September 20, 2001

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Covad Communications Group, Inc. (the "Company") dated August 10, 2001 and the accompanying Proxy Statement relating to the above-referenced annual meeting, and hereby appoints Charles E. Hoffman or Charles McMinn, or either of them, with full power to each of substitution and resubstitution in each, as attorneys and proxies of the undersigned.

     Said proxies are hereby given authority to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 2:00 p.m. local time, on Thursday, September 20, 2001, at the Sheraton San Jose Hotel, Milpitas, California and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED HEREIN (OR SUBSTITUTE NOMINEES SELECTED
         ---
BY THE BOARD OF DIRECTORS) AND FOR ALL THE PROPOSALS LISTED HEREIN, AND IN THE
                               ---
DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING.

             PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                            IN THE ENCLOSED ENVELOPE

                               (See reverse side)

[LOGO OF COVAD]

COVAD COMMUNICATIONS GROUP, INC.      Mark, sign, and date your proxy card and
4250 BURTON DRIVE                     return it in the postage-paid envelope we
SANTA CLARA, CALIFORNIA 95054         have provided or return it to Covad
                                      Communications Group, Inc., c/o ADP, 51
                                      Mercedes Way, Edgewood, NY 11717.









TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK
AS FOLLOWS: [X]                               KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVAD COMMUNICATIONS GROUP, INC.

                                                                 FOR     WITHHOLD    FOR ALL    To withhold authority to vote, mark
1.  Election of Class II Directors:                              ALL       ALL       EXCEPT     "For All Except" and write the
    Nominees: Frank J. Marshall and Hellene S. Runtagh           [_]       [_]        [_]       nominee's name on the line below.

                                                                                                ____________________________________

Vote On Proposal                                                                                  FOR       AGAINST      ABSTAIN

2.  Ratification of Independent Auditors for the Year Ended
     December 31, 2001:                                                                           [_]         [_]          [_]

Note: Please date and sign exactly as your name(s) appear on this Proxy Card. If shares are registered in more than one name, all such persons should sign.
A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

                                  /                                    /
__________________________________________    _______________________________
Signature (PLEASE SIGN WITHIN BOX)  Date      Signature (Joint Owners)   Date